Exhibit 99.1

NEWS RELEASE
BROOKFIELD RESIDENTIAL AND BROOKFIELD HOMES REPORT COMPLETION OF
MERGER AND CONTRIBUTION
Calgary, Alberta and Fairfax, Virginia, March 31, 2011 – Brookfield Residential Properties Inc. (“Brookfield Residential”) and Brookfield Homes Corporation (“Brookfield Homes”) today announced the completion of the transactions contemplated by the Agreement and Plan of Merger and Contribution dated as of October 4, 2010.
The completion of the transactions results in the combination of Brookfield Homes and the North American residential land and housing division of Brookfield Properties Corporation into Brookfield Residential.
Each outstanding share of Brookfield Homes common stock was converted into 0.764900530 of a share of Brookfield Residential common shares, and each outstanding share of Brookfield Homes 8% convertible preferred stock was converted into one share of Brookfield Residential 8% convertible preferred shares.
Brookfield Residential has applied to list its common shares on the New York Stock Exchange and the Toronto Stock Exchange, under the symbol “BRP” and will commence trading on April 1, 2011 on both exchanges.
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Brookfield Residential Properties Inc. is a North American land developer and homebuilder, active in ten principal markets with over 100,000 lots controlled. We entitle and develop land and build homes for our own communities, as well as sell lots to third-party builders. The company will be listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol BRP. For more information, please visit our website at www.brookfieldrp.com.
Contact Information:
Linda Northwood
Director, Investor Relations
Tel: 858-481-2567
Email: lnorthwood@brookfieldrp.com

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Note: Certain statements in this press release that are not historical facts, including, without limitation, information concerning the merger and contribution, and those statements preceded by, followed by, or that include the words “believe,” “planned,” “anticipate,” “should,” “goals,” “expected,” “potential,” “estimate,” “targeted,” “scheduled” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by such forward-looking statements. There can be no assurance that the proposed transaction will be consummated or that the anticipated benefits will be realized. The proposed transaction is subject to various regulatory approvals and the fulfillment of certain conditions, and there can be no assurance that such approvals will be obtained and/or such conditions will be met. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to: failure to obtain required regulatory and shareholder approvals; failure to realize anticipated benefits of the merger; changes in general economic, real estate and other conditions; mortgage rate changes; availability of suitable undeveloped land at acceptable prices; adverse legislation or regulation; ability to obtain necessary permits and approvals for the development of our land; availability of labor or materials or increases in their costs; ability to develop and market our master-planned communities successfully; confidence levels of consumers; ability to raise capital on favorable terms; adverse weather conditions and natural disasters; relations with the residents of our communities; risks associated with increased insurance costs or unavailability of adequate coverage and ability to obtain surety bonds; competitive conditions in the homebuilding industry, including product and pricing pressures; and additional risks and uncertainties referred to in Brookfield Homes’ Form 10-K and other SEC filings, many of which are beyond our control. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.